Exhibit 10.5

CHANGE IN CONTROL SEVERANCE AGREEMENT

This Change in Control Severance Agreement (“Agreement”) is made effective as of March 28, 2011 (“Effective Date”), by and between Tessera Technologies, Inc., a Delaware corporation (the “Company”), and Farzan Roohparvar (“Executive”). For purposes of this Agreement (other than Section 1(c) below), the “Company” shall mean the Company and its subsidiaries.

The parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean any of the following: (i) Executive’s gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in material damage to the Company or its subsidiaries; (ii) Executive’s willful and habitual neglect of or failure to perform Executive’s duties of consulting or employment,; (iii) Executive’s commission of any act of fraud or dishonesty with respect to the Company that causes material harm to the Company or is intended to result in substantial personal enrichment; (iv) Executive’s failure to cooperate with the Company in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by the Board or the Audit Committee of the Board,; (v) Executive’s conviction of or plea of guilty or nolo contendere to felony criminal conduct; (vi) Executive’s material violation of the Company’s Confidentiality and Proprietary Rights Agreement (as defined below) or similar agreement that Executive has entered into with the Company; or (vii) Executive’s material breach of any obligation or duty under this Agreement or material violation of any written employment or other written policies that have previously been furnished to Executive,.

(c) “Change in Control” shall mean and include each of the following:

(i) A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1(c)(ii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(d) “Good Reason” shall mean the occurrence of any of the following events or conditions without Executive’s written consent:

(i) a material diminution in Executive’s authority, duties or responsibilities; not including a narrowing of responsibilities reflecting overall growth in the size and complexity of the company

(ii) a material diminution in Executive’s base compensation, unless such a reduction is imposed across-the-board to senior management of the Company;

(iii) a material change in the geographic location at which Executive must perform his or her duties (and the Company and Executive acknowledge and agree that a change in the geographic location at which Executive must perform his or her duties by more than forty-five (45) miles shall constitute a material change for purposes of this Agreement); or

(iv) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to Executive under this Agreement.

Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions which have occurred without Executive’s written consent within ninety (90) days of the occurrence of such event. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Executive. Any voluntary Separation from Service for “Good Reason” following such thirty (30) day cure period must occur no later than the date that is six (6) months following the initial occurrence of one of the foregoing events or conditions without Executive’s written consent. Executive’s voluntary Separation from Service by reason of resignation from employment with the Company for Good Reason shall be treated as involuntary.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other interpretive guidance thereunder.

(f) “Permanent Disability” means Executive’s inability to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

(g) “Separation from Service” means an involuntary separation from service within the meaning of Section 409A of the Code.

(h) “Stock Awards” means all stock options, restricted stock, restricted stock units and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof, including, without limitation, any awards the vesting of which is tied to the achievement of performance objectives.

2. Term.

(a) The initial term of this Agreement (the “Term”) shall continue until the earlier of (i) February 15, 2014, (ii) the date on which this Agreement terminates pursuant to Section 3(a)(v) below, or (iii) the date on which all payments or benefits required to be made or provided hereunder have been made or provided in their entirety, except to the extent the Term is automatically extended pursuant to Section 2(b).

(b) Notwithstanding the provisions of Section 2(a), the Term shall automatically be extended in the event that the Term would otherwise expire during the period commencing upon the first public announcement of a definitive agreement that would result in a Change in Control (even though still subject to approval of the Company’s stockholders and other conditions and contingencies) and ending on the date that is eighteen (18) months following the occurrence of such Change in Control. Such extension shall be upon the terms and conditions of this Agreement as then in effect, provided that such extension of the Term of this Agreement shall expire upon the first to occur of the first public announcement of the termination of such definitive agreement or the date that is eighteen (18) months following the occurrence of such Change in Control.

(c) Notwithstanding the provisions of Sections 2(a) and (b), the obligation of the Company to make payments or provide benefits pursuant to this Agreement to which Executive has acquired a right in accordance with the applicable provisions of this Agreement prior to the expiration of the Term shall survive the termination of this Agreement until such payments and benefits have been provided in full.

3. Severance.

(a) If Executive has a Separation from Service as a result of Executive’s discharge by the Company without Cause or by reason of Executive’s resignation for Good Reason, in either case within eighteen (18) months following a Change in Control, Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below, which, with respect to clause (ii) and the last sentence of clause (iii) below, will be payable in a lump sum within ten (10) days following the effective date of Executive’s Release, but in no event later than two and one-half (2 1/2) months following the last day of the calendar year in which the date of Executive’s Separation from Service occurs:

(i) The Company shall pay to Executive his or her fully earned but unpaid base salary, when due, through the date of Executive’s Separation from Service at the rate then in effect, plus all other the benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement (other than any such plan or agreement pertaining to Stock Awards whose treatment is prescribed by Section 3(a)(iii) below), health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements at the time of Executive’s Separation from Service;

(ii) Subject to Section 3(c) and Executive’s continued compliance with Section 4, Executive shall be entitled to receive severance pay in an amount equal to two hundred and seventy-five percent (275%) multiplied by Executive’s annual base salary as in effect immediately prior to the date of Executive’s Separation from Service;

(iii) Subject to Section 3(c) and Executive’s continued compliance with

Section 4, for the period beginning on the date of Executive’s Separation from Service and ending on the date which is eighteen (18) full months following the date of Executive’s Separation from Service (or, if earlier, the date on which the applicable continuation period under COBRA expires), the Company shall arrange to provide Executive and his or her eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Separation from Service with health (including medical and dental) insurance benefits substantially similar to those provided to Executive and his dependents immediately prior to the date of such Separation from Service. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources. If any of the Company’s health benefits are self-funded as of the date of Executive’s Separation from Service, instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Executive an amount equal to eighteen (18) multiplied by the monthly premium Executive would be required to pay for continuation coverage pursuant to the COBRA for Executive and his or her eligible dependents who were covered under the Company’s health plans as of the date of Executive’s Separation from Service (calculated by reference to the premium as of the date of Separation from Service);

(iv) Subject to Section 3(c) and Executive’s continued compliance with Section 4, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be accelerated in full effective as of the date of Executive’s Separation from Service. Nothing in this Section 3(a)(iv) shall be construed to limit any more favorable vesting applicable to Executive’s Stock Awards in the Company’s equity plan(s) and/or the stock award agreements under which the Stock Awards were granted. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award;

(v) In the event that (A) Executive’s Separation from Service occurs in connection with or following a separation of the Company’s Imaging & Optics business (the “I&O Business”) from the other businesses of the Company through an initial public offering, merger or other sale transaction, spin-off or a split-off of the I&O Business, or a combination of some or all of these transactions (collectively, a “Separation Event”), and (B) in connection with or following such Separation Event, Executive is offered employment with the entity continuing the I&O Business, or any parent or subsidiary thereof, then (1) Executive shall not be entitled to any payments or benefits under this Section 3(a) as a result of such Separation from Service, regardless of the circumstances of such Separation from Service, (2) any such Separation from Service shall be treated in the same manner as a termination of Executive’s employment under Section 3(b) below for purposes of determining the Company’s financial or further obligations to Executive upon such termination of employment, and (3) this Agreement shall terminate upon Executive’s Separation from Service; and

(vi) Notwithstanding any other provision of this Agreement to the contrary, any severance benefits payable to Executive under this Agreement shall be reduced by any severance benefits payable by the Company or an affiliate of the Company to such individual under any other policy, plan, program, agreement or arrangement, including, without limitation, any severance agreement between such individual and any entity.

(b) Other Terminations. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason prior to a Change in Control or more than eighteen (18) months following a Change in Control, or at any time by the Company for Cause, by Executive without Good Reason, or as a result of Executive’s death or Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive (i) Executive’s fully earned but unpaid base salary, through the date of termination at the rate then in effect, and (ii) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices, including, without limitation, any continuation of benefits required by COBRA or applicable law. In addition, all vesting of Executive’s unvested Stock Awards previously granted to him by the Company shall cease and none of such unvested Stock Awards shall be exercisable following the date of such termination. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

(c) Release. As a condition to Executive’s receipt of any post-termination benefits pursuant to Section 3(a) above, Executive shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in the form substantially similar to that attached hereto as Exhibit A (and any applicable revocation period applicable to such Release shall have expired) within the sixty (60) day period following the date of Executive’s Separation from Service.

(d) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination. In the event of a termination of Executive’s employment with the Company, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 3.

(e) No Mitigation. Except as otherwise provided in Section 3(a)(iii) above, Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 3.

(f) Return of the Company’s Property. If Executive’s employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate his or her offices prior to or on the effective date of termination and to cease all activities on the Company’s behalf. Upon the termination of his or her employment in any manner, as a condition to Executive’s receipt of any post-termination benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 3(g) prior to the receipt of any post-termination benefits described in this Agreement.

(g) Best Pay Provision.

(i) If any payment or benefit Executive would receive under this Agreement, when combined with any other payment or benefit Executive receives pursuant to the termination of Executive’s employment with the Company (“Payment”), would (A) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (1) the full amount of such Payment or (2) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

(ii) All determinations required to be made under this Section 3(g), including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the effective date of the Change in Control or, if such firm declines to serve, such other nationally recognized certified public accounting firm as may be designated by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to Executive and the Company at such time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon Executive and the Company. For purposes of making the calculations required by this Section 3(g), the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.

4. Confidentiality and Proprietary Rights. Executive and the Company have executed the Company’s Employee Proprietary Information and Inventions Agreement, a copy of which is attached to this Agreement as Exhibit B and incorporated herein by reference. The Company shall be entitled to cease all severance payments and benefits to Executive in the event of his or his or her material breach of this Section 4.

5. Agreement to Arbitrate. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Jose, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association (“AAA”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within forty-five (45) days following any such award, but in no event later than the last day of the Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further that the parties’ obligations pursuant to this sentence shall terminate on the tenth (10th) anniversary of the date of Executive’s termination of employment. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 5 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

6. At-Will Employment Relationship. Executive’s employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Executive or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and an authorized representative of the Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

7. General Provisions.

7.1 Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder; provided, further, that the failure of any such successor to so assume this Agreement shall constitute a material breach of this Agreement. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7.2 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

7.3 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

7.4 Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

7.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth below and to the Company at its principal place of business, or such other address as either party may specify in writing.

7.6 Survival. Sections 1 (“Definitions”), 3 (“Severance”), 4 (“Confidentiality and Proprietary Rights”), 5 (“Agreement to Arbitrate”) and 7 (“General Provisions”) of this Agreement shall survive termination of Executive’s employment by the Company.

7.7 Entire Agreement. This Agreement and the Company Confidentiality and Proprietary Rights Agreement incorporated herein by reference together constitute the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including, without limitation, the offer letter executed by the Company and Executive in connection with Executive’s commencement of employment with the Company. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

7.8 Code Section 409A Exempt.

(a) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Section 7(d) shall be paid no later than the later of: (i) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

(b) If the Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of the Executive’s Separation from Service, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 7.8(b) shall be paid or distributed to Executive in a lump sum on the earlier of (i) the date that is six (6)-months following Executive’s Separation from Service, (ii) the date of Executive’s death or (iii) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under the Agreement shall be paid as otherwise provided herein.

7.9 Consultation with Legal and Financial Advisors. By executing this Agreement, Executive acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Agreement.

7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

TESSERA TECHNOLOGIES, INC.

Dated: May 31, 2011	By:	/s/ Robert Young
	Name:	Robert Young
	Title:	President and Chief Executive Officer

EXECUTIVE
Dated: May 31, 2011
/s/ Farzan Roohparvar
Farzan Roohparvar

Address: [address redacted]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

This General Release of Claims (“Release”) is entered into as of this     day of             ,         , between Farzan Roohparvar (“Executive”), and Tessera Technologies, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Change in Control Severance Agreement effective as of March 28, 2011 (the “Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive’s execution of this Release; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he or she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. General Release of Claims by Executive.

(a) Executive, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the

Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company;

(v) Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement; and

(vi) Claims Executive may have to vested or earned compensation and benefits.

(b) EXECUTIVE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) Executive acknowledges that this Release was presented to him or her on the date indicated above and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Executive should consult with an attorney of his or her choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

(d) Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his or her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and

Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e) Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his or her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive further understands that Executive will not be given any severance benefits under the Agreement unless this Release is effective on or before the date that is sixty (60) days following the date of Executive’s termination of employment.

2. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

3. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

4. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

5. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

6. Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

EXECUTIVE	TESSERA TECHNOLOGIES, INC.

By:
Print Name: Farzan Roohparvar	Print Name:
Title:

EXHIBIT B

COMPANY EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS

AGREEMENT

[Attached]

TESSERA, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

As a condition of my employment with Tessera, Inc., a Delaware corporation, its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of the compensation now and hereafter paid to me by Company, the undersigned hereby agree as follows:

1. AT-WILL EMPLOYMENT. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND AND ACKNOWLEDGE THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY UPON DUE AUTHORIZATION FROM THE BOARD OF DIRECTORS OF THE COMPANY. I FURTHER UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2. Confidential Information.

(a) Company Information. I hereby agree at all times during the term of my employment with the Company and thereafter, to hold in strictest confidence and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation any Confidential Information of the Company without either (i) written authorization of an Officer of the Company, or (ii) a fully signed Confidential Disclosure Agreement or other similar document with the recipient. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, without limitation, research, product plans, products, services, customer lists and customers (including, without limitation, customers of the Company on whom I called or with whom I became acquainted during the term of my employment with the Company), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information 1) disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or 2) developed by me in the course of my employment with the Company. I further understand that “Confidential Information” does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations with respect to the item or items involved.

(b) Former Employer Information. I hereby agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity for whom I have worked in the past, for whom I am now working or for whom I may work during the term of my employment with the Company, and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received, and in the future will receive, from third parties their confidential or proprietary information subject to a duty of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. I hereby agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreements or other arrangements with any such third parties.

3. Inventions.

(a) Inventions Retained and Licensed. I have listed and described on Exhibit A all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company that belong to me, that relate to the Company’s proposed business, products or research and development, and that are not assigned to the Company hereunder (collectively referred to herein as “Prior Inventions”); if there are no such Prior Inventions I have so stated on Exhibit A and signed and dated it. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention or an invention in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, world-wide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine to the extent that I have the right to grant such a license.

(b) Assignment of Inventions. I hereby agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to herein as “Inventions”), except as otherwise provided by applicable law. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

(c) Inventions Assigned to the United States. I hereby agree to assign to the United States government all of my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d) Maintenance of Records. I hereby agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e) Patent and Copyright Registrations. I hereby agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 as follows:

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b)	To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4. Conflicting Employment. I hereby agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or may become involved during the term of my employment with the Company, nor will I engage in any other activities that conflict with my obligations to the Company.

5. Company Property. I understand and agree that Company provided computers, e-mail accounts, voice mail systems, offices, cubicles, labs, cabinets, desks, telephones, cellular phones, pagers, refrigerators and other appliances, lockers, and other office, lab or production tools are the property of the Company. I understand and agree that any files, e-mail messages or attachments, voice mail messages, documents or any other data sent to me or created by me during the performance of my employee duties with the Company and/or using Company tools or equipment, are owned by the Company. I understand that the Company’s email, voice mail, and telephone systems are solely for business use and that messages left on, recorded on, or transmitted over such systems are not confidential. I further agree that the Company may access and monitor all such items at any time without notice to me and/or in my absence, regardless of whether I have been assigned a key, access card, access code, or password to such item. I also agree that upon leaving the Company I will promptly deliver to the Company or its successors or assigns, (and will not keep in my possession, maintain copies, recreate or deliver to anyone else) any and all Company property, including but not limited to, keys, access cards, access codes and passwords, devices, records, data, notes reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, and other documents or property of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, or its successors or assigns.

6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7. Solicitation of Employees. I hereby agree that for a period of twenty-four (24) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

8. Conflict of Interest Guidelines. I hereby agree to diligently adhere to the Company’s conflict of interest guidelines attached hereto as Exhibit B.

9. Representations. I hereby agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I hereby represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10. ARBITRATION.

(a) EXCEPT AS PROVIDED IN THIS SECTION 10 HEREOF, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING MY EMPLOYMENT WITH THE COMPANY OR ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THIS AGREEMENT TO ARBITRATE IS GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. §§ 1 ET. SEQ.

(b) CLAIMS MAY BE BROUGHT BEFORE AN ADMINISTRATIVE AGENCY BUT ONLY TO THE EXTENT APPLICABLE LAW PERMITS ACCESS TO SUCH AN AGENCY NOTWITHSTANDING THE EXISTENCE OF AN AGREEMENT TO ARBITRATE. SUCH ADMINISTRATIVE CLAIMS INCLUDE WITHOUT LIMITATION CLAIMS OR CHARGES BROUGHT BEFORE THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (WWW.EEOC.GOV), THE U.S. DEPARTMENT OF LABOR (WWW.DOL.GOV), AND THE NATIONAL LABOR RELATIONS BOARD (WWW.NLRB.GOV). NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE OR EXCUSE A PARTY FROM BRINGING AN ADMINISTRATIVE CLAIM BEFORE ANY AGENCY IN ORDER TO FULFILL THE PARTY’S OBLIGATION TO EXHAUST ADMINISTRATIVE REMEDIES BEFORE MAKING A CLAIM IN ARBITRATION.

(c) THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTY’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF OR RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN THIS SECTION 10 HEREOF), INCLUDING, WITHOUT LIMITATION, THE FOLLOWING CLAIMS:

(i) ANY AND ALL CLAIMS IN TORT OR CONTRACT OR UNDER THE COMMON LAW;

(ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT AND STATE STATUTES ADDRESSING THE SAME OR SIMILAR SUBJECT MATTERS (INCLUDING STATUTES AND REGULATIONS RELATING TO EMPLOYEE CLASSIFICATION, COMPENSATION AND MEAL AND REST PERIODS); AND

(iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION OR HARASSMENT.

(d) I UNDERSTAND THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS

AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY’S LIKE PROMISE.

(e) IN ARBITRATION, THE PARTIES WILL HAVE THE RIGHT TO CONDUCT CIVIL DISCOVERY, BRING MOTIONS, AND PRESENT WITNESSES AND EVIDENCE AS PROVIDED BY THE FORUM STATE’S PROCEDURAL RULES. HOWEVER, THERE WILL BE NO RIGHT OR AUTHORITY FOR ANY DISPUTE TO BE BROUGHT, HEARD OR ARBITRATED AS A CLASS OR COLLECTIVE ACTION. NOTWITHSTANDING ANY OTHER CLAUSE CONTAINED IN THIS AGREEMENT, THE PRECEDING SENTENCE SHALL NOT BE SEVERABLE FROM THIS AGREEMENT IN ANY CASE IN WHICH THE DISPUTE TO BE ARBITRATED IS BROUGHT AS A CLASS OR COLLECTIVE ACTION.

(f) A NEUTRAL ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT OF THE PARTIES. THE LOCATION OF THE ARBITRATION PROCEEDING SHALL BE IN THE GENERAL GEOGRAPHICAL VICINITY OF THE PLACE WHERE THE EMPLOYEE LAST WORKED FOR THE COMPANY, UNLESS EACH PARTY TO THE ARBITRATION AGREES IN WRITING OTHERWISE. IF FOR ANY REASON THE PARTIES CANNOT AGREE TO AN ARBITRATOR, EITHER PARTY MAY APPLY TO A COURT OF COMPETENT JURISDICTION FOR APPOINTMENT OF A NEUTRAL ARBITRATOR. THE COURT SHALL THEN APPOINT AN ARBITRATOR, WHO SHALL ACT UNDER THIS AGREEMENT WITH THE SAME FORCE AND EFFECT AS IF THE PARTIES HAD SELECTED THE ARBITRATOR BY MUTUAL AGREEMENT.

(g) A DEMAND FOR ARBITRATION MUST BE IN WRITING AND DELIVERED BY HAND OR FIRST CLASS MAIL TO THE OTHER PARTY WITHIN THE APPLICABLE STATUTE OF LIMITATIONS PERIOD. ANY DEMAND FOR ARBITRATION MADE TO THE COMPANY SHALL BE PROVIDED TO THE COMPANY’S LEGAL DEPARTMENT, TESSERA, INC., 3025 ORCHARD PARKWAY, SAN JOSE, CA 95134. THE ARBITRATOR SHALL RESOLVE ALL DISPUTES REGARDING THE TIMELINESS OR PROPRIETY OF THE DEMAND FOR ARBITRATION.

(h) EACH PARTY WILL PAY THE FEES FOR HIS, HER OR ITS OWN ATTORNEYS, SUBJECT TO ANY REMEDIES TO WHICH THAT PARTY MAY LATER BE ENTITLED UNDER APPLICABLE LAW. HOWEVER, IN ALL CASES WHERE REQUIRED BY LAW, THE COMPANY WILL PAY THE ARBITRATOR’S AND ARBITRATION FEES. IF UNDER APPLICABLE LAW THE COMPANY IS NOT REQUIRED TO PAY ALL OF THE ARBITRATOR’S AND/OR ARBITRATION FEES, SUCH FEE(S) WILL BE APPORTIONED BETWEEN THE PARTIES BY THE ARBITRATOR IN ACCORDANCE WITH SAID APPLICABLE LAW.

(i) WITHIN 30 DAYS OF THE CLOSE OF THE ARBITRATION HEARING, ANY PARTY WILL HAVE THE RIGHT TO PREPARE, SERVE ON THE OTHER PARTY AND FILE WITH THE ARBITRATOR A BRIEF. THE ARBITRATOR MAY AWARD ANY PARTY ANY REMEDY TO WHICH THAT PARTY IS ENTITLED UNDER APPLICABLE LAW, BUT SUCH REMEDIES SHALL BE LIMITED TO THOSE THAT WOULD BE AVAILABLE TO A PARTY IN A COURT OF LAW FOR THE CLAIMS PRESENTED TO AND DECIDED BY THE ARBITRATOR. THE ARBITRATOR WILL ISSUE A DECISION OR AWARD IN WRITING, STATING THE ESSENTIAL FINDINGS OF FACT AND

CONCLUSIONS OF LAW. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S AWARD IN ANY COURT OF COMPETENT JURISDICTION.

(j) YOU MAY SUBMIT A FORM STATING THAT YOU WISH TO OPT OUT AND NOT BE SUBJECT TO THIS AGREEMENT TO ARBITRATE CONTAINED IN THIS SECTION 10. TO OPT OUT OF ARBITRATION, YOU MUST SUBMIT A SIGNED AND DATED STATEMENT ON AN “ARBITRATION AGREEMENT OPT OUT” FORM (“FORM”) THAT CAN BE OBTAINED FROM THE COMPANY’S HUMAN RESOURCES DEPARTMENT. IN ORDER TO BE EFFECTIVE, THE SIGNED AND DATED FORM MUST BE RETURNED TO THE HUMAN RESOURCES DEPARTMENT WITHIN 30 DAYS OF YOUR SIGNING OF THIS AGREEMENT. IF YOU CHOOSE TO OPT OUT OF ARBITRATION, YOU WILL NOT BE SUBJECT TO ANY ADVERSE EMPLOYMENT ACTION AS A CONSEQUENCE OF THAT DECISION AND YOU MAY PURSUE ANY OTHER LEGAL REMEDY AVAILABLE TO YOU. SHOULD YOU NOT OPT OUT OF ARBITRATION AS PROVIDED IN THIS SECTION 10(j), YOUR CONTINUED EMPLOYMENT CONSTITUTES MUTUAL ACCEPTANCE OF YOUR AND THE COMPANY’S OBLIGATION TO ARBITRATE DISPUTES COVERED BY THIS SECTION 10.

11. Governing Law. This Agreement will be governed by the laws of the State of California, except Section 10, above, which shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

13. Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. Except as provided in Section 10(e), above, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Company now transacts any business.

15. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

16. Consultation with Counsel. You have a right to consult with counsel of your choice before signing this Agreement.

Date: March 25, 2011	/s/ Farzan Bob Roohparvar
Signature Farzan Bob Roohparvar
Name of Employee (Type or Print)

Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

              No Prior Inventions

              Additional Sheets Attached

Signature of Employee: /s/ Farzan Bob Roohparvar

Print Name of Employee: Farzan Bob Roohparvar

Date: March 25, 2011

EXHIBIT B

CONFLICT OF INTEREST GUIDELINES

TESSERA, INC.

It is the policy of Tessera, Inc. (the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President of the Company and written approval for continuation must be obtained.

(a) Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, Invention Assignment and Arbitration Agreement elaborates on this principle and is a binding agreement.)

(b) Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

(c) Participating in civic or professional organizations that might involve divulging confidential information of the Company.

(d) Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

(e) Initiating or approving any form of personal or social harassment of employees.

(f) Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

(g) Borrowing from or lending to employees, customers or suppliers.

(h) Acquiring real estate of interest to the Company.

(i) Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

(j) Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

(k) Making any unlawful agreement with distributors with respect to prices.

(l) Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

(m) Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of the Company’s management for its review. Violations of this conflict of interest policy may result in discharge without warning.